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Exhibit 10.23

PERPETUAL TRADEMARK LICENSE

        WHEREAS, Christopher Clemente, an individual resident of the Commonwealth of Virginia (hereinafter "Licensor"), is the owner of the Mark "COMSTOCK" (the "Mark") used in and associated with the offering of construction services, namely, planning, laying out and custom construction of residential and commercial real estate, which has been continuously used in this manner since at least as early as December 31, 1991 and owns a federal application for registration for the Mark for the aforesaid goods and services, U.S. Trademark Application Serial No. 78/416,396 which registration is presently pending at the U.S. Patent and Trademark Office; and

        WHEREAS, Comstock Homebuilding Companies, Inc., a Delaware corporation with a principal place of business located at 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190 (hereinafter "Licensee"), desires and Licensor is willing to grant Licensee a license to use the Mark for the following goods and services: Residential real estate development, marketing and construction services including the sale of single family, townhome and condominium products ("Goods and Services").

        WHEREAS, Licensor has for over a decade allowed Licensee to make use of the Mark and has allowed Licensee to develop goodwill in connection with such use and the parties desire to formalize all such rights and relationship;

        NOW, THEREFORE, the parties agree as follows:

        Licensor hereby grants Licensee the non-exclusive right to use the Mark on and in connection with the offering and sale of the Goods and Services, in all designs, logos, marketing materials or other documents or materials owned or used by Licensee. Licensor further grants Licensee the right to make applications and registrations and otherwise formally claim and hold rights in and to the Mark, provided such rights are not inconsistent with this Agreement, and, at Licensee's sole expense, to prosecute and defend the rights of Licensee and those of Licensor (to the extent Licensee may have a direct or indirect interest therein) with respect to the Mark, including the right to institute proceedings in the name and on behalf of Licensor as may be necessary in connection with such prosecution or defense. Licensee is expressly authorized to pursue formal recognition of all of its rights both under this License and in connection with any new trademark rights it establishes and all such applications or claims do not need to reference this License. Licensor expressly acknowledges that Licensee is presently pursuing, exclusively in its own name and title, certain trademark rights related to the Mark. Licensor acknowledges that Licensee has applied for and received U.S. Trademark Application Serial Nos. 78/428,535 and 78/466,986 which applications are presently pending at the U.S. Patent and Trademark Office ("PTO") and Licensor fully consents to this and all similar applications for trademark rights which Licensee may deem to pursue. In the event that Licensee's applications are rejected by the PTO in light of Licensor's pending application, both parties agree to execute a Co-Existence Agreement for submission to the PTO, whereby each party shall acknowledge and agree that its rights and uses in and to all pending applications and/or trademarks may co-exist with the other party's pending applications and/or trademarks without causing consumer confusion.

        Licensee shall use the Mark in connection with its offering of the Goods and Services manufactured, offered and sold by or for Licensee. Licensee hereby grants Licensor the right to inspect Licensee's use of the Mark for quality-control purposes and the parties agree that the standards which will be inspected and maintained in connection with all uses of the Mark are the levels of production quality, customer service and business professionalism established and maintained by Comstock Homes, Inc. (itself a licensed user of the Mark and an affiliate of Licensee) measured as of the date of entry into this License, which use and quality is consistent with the goodwill established and market identity represented by the Mark as originally established by Licensor. Both parties to this license agree to maintain appropriate standards of quality and to generally ensure that all uses of the Mark are of this appropriate quality and character. Further, both parties agree not to take any action which will damage, diminish or otherwise impair the goodwill associated with the Mark.

        Absent Licensee's prior written approval, Licensor agrees not to use, or license or authorize others to use, the Mark in connection with any good or service in direct or indirect competition with the Licensee's Goods and Services, except in connection with the activities of Comstock Partners, LC, permitted under the terms of the Employment Agreement dated December     , 2004 between Licensee and Licensor and the Confidentiality and Non-Competition Agreement dated December    , 2004 between Licensee and Licensor.

        In consideration for this license, Licensee agrees to pay to Licensor a one-time license fee of $1.00 and no ongoing royalty or other payments shall be owed, it being the intent of the parties that Licensee be able to independently use and promote the Mark with no further financial obligations of any kind to Licensor. Licensor further understands that Licensee has in the past made and will continue to make substantial investments in promoting the Mark which investments will or may create new trademark rights relating to the Mark for services and goods offered by and uniquely associated with Licensee and Licensor consents to all such use and creation of new trademark rights. To the fullest extent authorized by law, Licensor authorizes Licensee to claim and exclusively own all new and non-existing trademark rights which Licensee creates by virtue of its use of the Mark and Licensee shall exclusively own all any and all goodwill which arises from, inures to or is associated uses of the Mark by Licensee.

        Licensee recognizes and acknowledges that the Mark and all rights therein and all goodwill originally pertaining thereto belong exclusively to Licensor, that as provided in the foregoing section, Licensee shall enjoy the legal rights arising from its use of the Mark which uses shall inure to the benefit of Licensee, and that Licensor retains the right to use the Mark for other goods or services different than the Goods and Services.

        Licensor warrants that it is the owner of rights in the Mark and that to Licensee's knowledge the rights licensed herein do not violate any other party's rights or interests. Licensee agrees that Licensor shall have no liability, and Licensee shall indemnify, defend, and hold Licensor harmless against any and all damages, liabilities, attorneys' fees or costs incurred by Licensor in defending against any third-party claims or threats of claims under trademark or unfair competition or deceptive trade practices acts arising from Licensee's use of the Mark. Licensor may, at its own expense, appear through counsel of its own choosing.

        The term of this License shall be perpetual and may not be terminated unless one of the following events occurs: Licensee ceases to do business or either party fails to meet any of the material terms of this Agreement, provided that such party shall have thirty days after the receipt of written notice of such failure from the other party in which to correct any such failure.

        Notwithstanding the foregoing, upon the occurrence of any of the following events, Licensor hereby agrees to immediately assign, in writing, all right, title and interest in and to the Mark, including any goodwill associated therewith, to Licensee: (i) Licensor ceases, agrees to cease or is required by operation of law to cease, using the Mark in commerce; (ii) Licensor abandons or agrees to abandon the Mark; (iii) Licensor fails to maintain adequate quality control over the Mark, including any goodwill associated therewith; (iv) Licensor attempts or agrees to transfer the Mark to any third party not under the control of Licensor (for purposes of this Paragraph, "control" shall refer to the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such third party); (v) the death of Licensor; or (vi) Licensor materially breaches a term or condition of this License Agreement. Upon the occurrence of any of the foregoing events, Licensor agrees to cooperate as reasonably requested by Licensee with respect to any necessary filings, prosecutions, and maintenance, such cooperation to include: (i) executing without additional compensation (but at Licensee's sole expense) all papers and other instruments deemed appropriate by Licensee for such filings, prosecutions, and maintenance; (ii) providing specimens of use of the Mark as necessary or desirable for such filings, prosecutions and maintenance; and (iii) taking all other actions reasonably requested by Licensee, in each case to perfect, maintain, protect and enforce Licensee's sole, complete and exclusive rights in, and ownership of, the Mark. In furtherance of the foregoing, and applicable only upon the occurrence of one of the foregoing events recited in this paragraph, Licensor hereby irrevocably appoints Licensee as Licensor's attorney-in-fact, with full authorization to take such actions on behalf of Licensor, including the execution of any documents associated therewith, as set forth in this paragraph. Licensee will reimburse Licensor for any reasonable out-of-pocket costs actually incurred in performing Licensor's obligations under this paragraph. Licensee may assign, transfer, or sublicense this Agreement without the prior written consent of Licensor.

        Licensee may assign, transfer, or sublicense this Agreement without the prior written consent of Licensor. Should Licensor assign, transfer or sublicense the Mark as authorized by this Agreement, any and all rights offered by Licensor to any such assignee or licensee shall be fully subject to all terms and rights established by this Perpetual Trademark License.

        This License contains the entire agreement between the parties relating to the subject matter hereof, and all prior proposals, discussions or writings are superseded hereby. The terms of this License shall be binding upon and shall inure to the benefit of the parties and their successors, heirs and assigns.

        This License shall be effective as of the last date of its signing as indicated below and shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Virginia

Agreed to by:

CHRISTOPHER CLEMENTE

Dated:	By:
Name:
Title:
Dated:

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PERPETUAL TRADEMARK LICENSE